 PART II - PRELIMINARY OFFERING CIRCULAR

As submitted to the Securities and Exchange Commission on March 22, 2023

Registration No. ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

HNO INTERNATIONAL, INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

41558 Eastman Drive

Suite B

Murrieta, CA 92562

(Address, including zip code of issuer’s principal executive office)

Website: www.hnointernational.com Email: correspondence@hnointl.com

Telephone: 951-305-8872

NEVADA AGENCY AND TRANSFER COMPANY

50 West Liberty Street, Suite 880

Reno, NV 89501

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

8711	20-2781289
Standard Industrial Classification Number	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR March 22, 2023, SUBJECT TO COMPLETION

HNO INTERNATIONAL, INC.

MAXIMUM OFFERING AMOUNT:

75,000,000 Shares of Common Stock by the Company

This is our public offering (the “Offering”) of shares of common stock of HNO INTERNATIONAL, INC., a Nevada corporation (the “Company”). We are offering a maximum of 75,000,000 shares (the “Maximum Offering”) of common stock, par value $0.001 per share (a “Common Stock”), at a price per share of $1.00.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public(1)	Underwriting Discount and Commissions	Proceeds to the Company(2)
Common Share	75,000,000	$1.00	$0.00	$75,000,000
Total Maximum Offering	75,000,000	$75,000,000	$0.00	$75,000,000

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated.
(2)	The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings and are only being issued to purchasers who satisfy the requirements set forth in Regulation A.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 11 of the offering circular for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

HNO INTERNATIONAL, INC.

41558 Eastman Drive

Suite B

Murrieta, CA 92562702-930-1815

www.hnointl.com correspondence@hnointl.com

C/O Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Telephone: (917) 318-2865

We hereby amend this offering circular (“Offering Circular”) on such date or dates as may be necessary to delay our effective date until this Offering circular shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

THE OFFERING

HNO INTERNATIONAL, INC., a Nevada Corporation (herein referred to as “we,” “us,” “our,” “HNOI” and the “Company”), focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen- and our experienced management team has over 13 years of expertise in the green hydrogen production industry.

HNO International provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

HNOI is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

We are offering a maximum of 75,000,000 shares (the “Maximum Offering”) of common stock, par value $0.001 (“Common Stock”.) The Shares are being offered at a purchase price of $1.00 USD per Share on a “best efforts” basis.

The minimum investment established for each investor is $1,000.00 unless such minimum is waived by the Company in its sole discretion. Shares offered by the Company will be sold through the Company’s executive officers and directors on a best-efforts basis. We may also engage sales agents licensed through the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock-based compensation, which will be announced through a supplement to this Offering Circular.

This Offering will terminate on the earlier of (i) one (1) year from the initial qualification date; or (ii) the date on which the Maximum Offering is sold (in either case, the “Termination Date”). This will be a continuous offering which commences within two calendar days after the qualification date, will be offered on a continuous basis, and will be offered in an amount that, at the time the offering statement is qualified, and is reasonably expected to be offered and sold within one year from the initial qualification date. See “Description of Securities” beginning on page 31 for a discussion of certain items required by Item 14 of Part II of Form 1-A.

We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Common Stocks as of the date on which the offering statement, of which this Offering Circular is a part (the “Offering Statement”), is qualified by the United States Securities and Exchange Commission (the “SEC”). There is no escrow established for this Offering.

For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock is not now listed on any national securities exchange or the Nasdaq stock market. However, our stock is quoted on the OTC Market’s Pink under the symbol “HNOI” While our common stock is on the OTC Pink market, there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities.

1

This offering is being made pursuant to Tier 2 of Regulation A, following the Form 1-A Offering Circular disclosure format for smaller reporting companies. We qualify as an “emerging growth company” as defined in the Jumpstart our Business Start-ups Act (“JOBS Act”).

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES OF COMMON STOCK IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

2

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “HNOI,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of our subsidiaries.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

∙	Our ability to effectively execute our business plan, including without limitation our ability to fully develop our marketing, tenders and requests for proposals, property due diligence, business model, products and service offerings, and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

∙	Our ability to manage our research, development, expansion, growth and operating expenses.

∙	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings.

∙	Our ability to respond and adapt to changes in commodity supply and demand fluctuations, regulations changing in the municipal jurisdictions that affect our core property development, and technology, transactions that have secondary and tertiary mandates; and

∙	Our ability to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

Summary of Risk Factors

As with any business, HNOI faces various risk factors that could impact its success. Some of the key risks for HNOI include:

  Technological Risks: The hydrogen technology and engineering industries are constantly evolving, and HNOI may face challenges in keeping up with new developments and advancements in the field.
  Market Risks: The market for green hydrogen products is rapidly growing but also highly competitive. HNOI may face challenges in securing a significant market share and establishing itself as a key player in the industry.
  Regulatory Risks: The regulatory environment for green hydrogen production and use is constantly evolving, and HNOI may face challenges in navigating complex regulations and securing necessary permits and licenses.
  Supply Chain Risks: HNOI is dependent on the availability of raw materials and components for its products. Disruptions in the supply chain could impact HNOI's ability to meet customer demands and maintain its operations.
  Competition Risks: HNOI faces competition from established players in the hydrogen technology and engineering industries, as well as new startups entering the market. HNOI may face challenges in differentiating itself from its competitors and securing a significant market share.
  Financial Risks: HNOI's success is dependent on its ability to secure funding and generate positive cash flows to support its operations and growth. Financial risks such as fluctuations in currency exchange rates, inflation, and interest rates may impact HNOI's financial performance.
  Operational Risks: HNOI faces operational risks such as the potential for equipment failures, natural disasters, and labor disputes, which could disrupt its operations and impact its ability to meet customer demands.

4

These are some of the key risk factors for HNOI, and the company must carefully manage and mitigate these risks to ensure its success in the long term.

OFFERING SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Offering

Securities offered by us:	Up to 75,000,000 shares of Common Stock by the Company.

Common Stock outstanding before the Offering:	409,290,299 shares (based on number of shares outstanding as of March 20, 2023).

Common Stock outstanding after the Offering:	484,290,299 shares (based on number of shares outstanding as of March 20, 2023).

Market for Common Stock:	Our common stock is quoted on the OTC Pink Markets under the symbol “HNOI.”

Minimum Investment:	$1,000.00

THE COMPANY

HNO International, Inc. was incorporated in the State of Nevada on May 2, 2005 under the name “American Bonanza Resources Limited.” On August 4, 2009, the Company acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company, in April 2009. On March 19, 2009, the Company changes its name to Clenergen Corporation. On July 8, 2020, the Company changed its name to Excoin Ltd. and on August 31, 2021, the Company changed its name to HNO International, Inc. its current name.

Principal Business of the Company

HNO International focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen- and our experienced management team has over 13 years of expertise in the green hydrogen production industry.

HNO International provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

5

Description of the Business

HNOI is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

The need for hydrogen refueling stations is growing as more fuel cell vehicles come on the road. Current solutions are expensive, require a long permitting and installation process, and consistently face outages. The HNOI Compact Hydrogen Refueling System (CHRS) seeks to solve these problems and address market demand.

The Company is also involved with Scalable Green Hydrogen Production (SGHP) where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day for use in commercial applications such as fuel for transportation, power generation, and industrial processes, as well as in the production of chemicals and materials. HNOI also develops energy systems that complement the zero-emissions infrastructure, reduce harmful emissions such as black carbon and other greenhouse gasses, and cut maintenance costs of commercial diesel fleets. The Company designs and integrates components from leading industry partners in order to transition fossil fuels to cleaner burning alternatives which promote lower emissions.

Hydrogen Refueling

The market for hydrogen refueling stations is currently in a state of growth, as the use of hydrogen fuel cell electric vehicles (FCEVs) is becoming more popular. Governments, private companies, and research institutions around the world are investing in the development of hydrogen refueling infrastructure to support the growth of the FCEV market.

Currently, most hydrogen refueling stations are located in California, Germany, Japan, and South Korea. These countries have actively invested in developing hydrogen infrastructure and, as a result, have a larger number of stations available.

According to a report by MarketsandMarkets, the global hydrogen refueling station market size was valued at USD 1.7 billion in 2020 and is projected to reach USD 7.5 billion by 2025, at a CAGR of 34.5% during the forecast period.

However, the market for hydrogen refueling stations is still relatively small compared to other alternative fuels, such as electric charging stations. The high cost of building and maintaining hydrogen stations, lack of economies of scale, and lack of hydrogen production facilities, have hindered the market's growth.

Despite these challenges, the market for hydrogen refueling stations is expected to grow in the future as the number of FCEVs on the road increases and more countries begin to invest in the development of hydrogen infrastructure.

Fuel Cell EV Growth

The expected growth of fuel cell electric vehicles (FCEVs) is projected to be significant in the coming years. According to a report by MarketsandMarkets, the global fuel cell electric vehicle market size is projected to reach 1.63 million units by 2030, growing at a CAGR of 42.2% during the forecast period of 2025 to 2030.

This growth is driven by several factors, including increasing government support and funding for the development of hydrogen infrastructure, advancements in fuel cell technology, and increasing consumer awareness and acceptance of FCEVs.

6

In addition, many countries have set ambitious targets to reduce greenhouse gas emissions, and deploying FCEVs is seen as a key measure to achieving these goals.

However, it's worth noting that the expected growth of FCEVs is highly dependent on the success of the hydrogen economy and the availability of hydrogen fueling stations. The growth of FCEVs also depends on the cost of hydrogen and the competition with other technologies such as battery electric vehicles.

Overall, the growth of FCEVs is expected to be significant in the coming years, but the growth rate may vary depending on the region and the success of the hydrogen economy.

Current Problems

There are several common problems associated with current hydrogen refueling stations:

1.	Cost: Building and maintaining hydrogen refueling stations can be expensive, and the high cost can be a barrier to the widespread deployment of the technology.
2.	Limited availability: Hydrogen fueling stations are currently much less common than gasoline or electric charging stations, which can make it difficult for FCEV owners to find a refueling location.
3.	Complexity: Hydrogen fueling stations are complex systems that require specialized knowledge and training to operate and maintain.
4.	Safety concerns: Hydrogen is a highly flammable gas, and there are concerns about the safety of storing and dispensing it at refueling stations.
5.	Hydrogen production: One of the major challenges with hydrogen refueling stations is their limited access to locally produced hydrogen, often relying on hydrogen created using processes that generate pollution, such as steam methane reforming, which undermines the environmental benefits of using hydrogen as a fuel source.
6.	Lack of standardization: There is currently no standardization in the design and operation of hydrogen fueling stations, which can make it difficult for different types of vehicles to refuel at different stations.
7.	Limited production capacity: The current capacity of hydrogen production is limited, which can make it difficult to supply enough hydrogen to meet the increasing demand for FCEVs.
8.	Lack of economies of scale: The small number of hydrogen stations and vehicles currently in operation makes it difficult to achieve economies of scale and reduce costs.

Overall, current hydrogen refueling stations face several challenges, but with ongoing research and development, these issues can be addressed and overcome in the future.

HNOI’s Unique Solution

Compact and modular

The HNOI Compact Hydrogen Refueling System (CHRS) delivers modular, compact green hydrogen refueling stations and could have significant value in the growing hydrogen fuel cell electric vehicle (FCEV) market. These types of stations are designed to be compact, easy to install, and highly efficient, which can help to reduce the cost of building and maintaining the typical hydrogen refueling stations.

One of the main advantages of CHRS is that they can be quickly and easily deployed in various locations, such as urban areas, parking garages, residential locations, along highway corridors, even at a consumer's home. They can be quickly located with a smartphone app, and once located, the hydrogen availability can be determined and the hours of operation of the station. Because of the way the current infrastructure is set up, including the lack of hydrogen production on-site, it is often impossible for a customer to know if they will even be able to get fuel or not until they actually arrive at one of the extremely limited refueling locations. The CHRS system will increase the availability of hydrogen fueling options for FCEV owners, making it easier for them to refuel their vehicles and for manufacturers to sell their hydrogen vehicles because of the availability of hundreds of fueling stations.

Additionally, these types of stations can be powered by renewable energy sources, such as solar or wind power, which can reduce their environmental impact and help to promote the use of green hydrogen.

Another advantage of these stations is that they can be easily expanded as the demand for hydrogen fuel increases. This can help to ensure that there is always enough hydrogen available to meet the needs of FCEV owners.

7

Overall, a product that delivers modular, compact green hydrogen refueling stations can be a disruptive factor and help to spur the growth of the FCEV market, by making it more convenient, affordable, and environmentally friendly for FCEV owners to refuel their vehicles, and it can help to support the growth of the hydrogen economy.

Scalable Green Hydrogen Production

Unlike traditional large-scale hydrogen production plants, HNOI's plants are smaller, low-cost, and quicker to permit, install, and scale. One of the key benefits of HNOI's approach is the use of low-cost, PGM-free electrolysis technology. This technology eliminates the need for expensive and rare platinum group metals, making green hydrogen production more sustainable and cost-effective. This is particularly important in today's market, where the price of these metals has been increasing, making traditional hydrogen production more expensive.

Another benefit of HNOI's approach is the ability to scale green hydrogen production quickly. HNOI's plants are designed to be quickly installed and operational, allowing them to respond quickly to changes in market demand. This is important as the green hydrogen market is rapidly growing, and companies need a reliable source of clean energy to meet this demand.

In addition, HNOI's approach is more environmentally friendly than traditional hydrogen production methods. The company uses renewable energy sources such as wind and solar power to produce green hydrogen, reducing the carbon footprint of hydrogen production. This is becoming increasingly important as more companies seek to adopt clean energy solutions and reduce their environmental impact.

HNOI also has a robust supply chain, sourcing high-quality equipment from trusted suppliers. This ensures that their plants are reliable and efficient, reducing the risk of production disruptions and increasing the overall value of their services to customers.

In the case of Scalable Green Hydrogen Production where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day we can service current and emerging hydrogen gas markets, including ammonia, fertilizer, steel, mining, electronics, semiconductors, in addition to fuel cell refueling stations.

Existing Engines

HNO is manufacturing custom hydrogen carbon cleaning equipment for engine service providers in the engine cleaning industry. Hydrogen can is currently used for Internal Combustion Engine (ICE) decarbonization and maintenance prevention market through manufacturing hydrogen carbon cleaning equipment for engine service providers.

HNO, as a technology company, has been actively developing and integrating hydrogen technologies that can effectively reduce diesel engine emissions and maintenance requirements. By using hydrogen, HNO's technology can significantly reduce harmful emissions such as particulate matter, nitrogen oxides, and carbon dioxide, while also improving engine performance and extending engine life.

Corporate Growth Strategy

Our growth strategy focuses on expanding our product offerings and target markets. This will be achieved through ongoing research and development to identify new opportunities, as well as strategic partnerships and collaborations with key players in our target markets.

We will target our products to businesses and communities that are looking to decarbonize. Our sales and marketing strategies will focus on building relationships with key players in our target markets, such as current users of industrial hydrogen, the emerging hydrogen refueling market, hydrogen vehicle manufacturers, engine service providers and diesel fleet operators.

Market Competition

The market is currently dominated by industrial gas producers using Steam Methane Reforming (SMR) which use carbon based feedstock as the energy input for the hydrogen production. The result of these methods results in gray and black (residual carbon footprint. hydrogen production.

8

Major competitors in the traditional hydrogen production market are represented by the following companies:

Praxair	Air Products and Chemicals	Linde
Air Liquide	Messer Group	BOC
Air Gas	Matheson Tri-gas	Advanced Gas Technologies

These and other current hydrogen producers will require significant investment in infrastructure for carbon capture technologies to meet the emerging requirements for clean energy generation.

HNO International is focused on the production of green hydrogen, using renewable energy as the input power to produce green hydrogen with no carbon footprint. HNO International is an innovator in this emergent marketplace. While HNO is a market leader, there are a few early competitors in green hydrogen, such as Nel, Plug Power, ITM Power, and Nikola.

HNO International alternatively teams or competes with these green hydrogen companies, depending on the specific market opportunity.

Our Competitive Strengths

HNOI's competitive strengths include:

Focus on Low-Cost Technologies: HNOI's focus on integrating proven low-cost technologies sets it apart from competitors, as it allows the company to offer its products at a more affordable price point.

Comprehensive Portfolio of Products: HNOI offers a wide range of products, including hydrogen cleaning equipment for engine service providers, hydrogen delivery systems for diesel engines, and green hydrogen production systems for various markets. This comprehensive portfolio of products sets HNOI apart from competitors that focus on a limited range of products.

Strong Technical Expertise: HNOI has a strong team of technical experts with extensive knowledge and experience in the hydrogen technology and engineering industries. This expertise gives HNOI a competitive advantage in developing and offering high-quality products that meet customer demands.

Strong Partnerships: HNOI has established partnerships with key players in the hydrogen technology and engineering industries, which enhances its ability to secure new customers and expand its reach in the market.

Innovative Solutions: HNOI's focus on innovation and continuous improvement sets it apart from competitors, as the company is constantly developing new and improved products and solutions to meet the changing needs of its customers.

Commitment to Sustainability: HNOI is committed to promoting sustainability and reducing carbon emissions, which aligns with the growing demand for green hydrogen products and services.

Current Market

There is growing demand for decarbonization solutions, and green hydrogen has emerged as a key technology for meeting the world's emissions reduction goals. Our target markets have different needs and challenges, but all can benefit from the benefits that green hydrogen can offer.

According to a report by MarketsandMarkets, the global growth for hydrogen consumption is projected to grow from $11.6B in 2022 to $90B in 2030, growing by a 55% CAGR. HNO International is focused on developing and deploying small to medium green hydrogen production, storage and dispensing systems to satisfy the projected growth of the green hydrogen market.

Property Descriptions

The company operates out of an approximately 5,000 square foot facility in Murrieta, California and is establishing a location in Houston Texas for its Scalable Green Hydrogen Production farms.

9

Environmental

HNO International operations do not pose an environmental risk, and we have no past environmental violations. We also do not require special environmental permits to conduct our business activities.

We follow standard policies and procedures for environmental compliance and risk management. Our company prioritizes environmental sustainability and continuously strives to improve our environmental performance.

We recognize that emerging climate change and other environmental issues present potential risks to any business. However, these risks only underscore the need for HNOI's products and services. As we continue to grow and expand our business, we will remain vigilant in identifying and addressing potential environmental risks. We want to highlight that our supply chains are diverse and well-shielded, reducing the potential environmental risks associated with our business operations. We work closely with our suppliers to ensure their environmental practices align with our standards. We continuously monitor and evaluate our supply chains to identify potential environmental risks.

We will follow standard procedures for any environmental insurance coverage or other risk management strategies that the company has in place. We are committed to protecting the environment and ensuring our business operations are conducted environmentally.

Intellectual Property

HNOI holds exclusive rights to several patents, which are listed in the table below. These patents represent the innovative intellectual property and data that are unique to HNOI and are used in our product designs. They provide a significant competitive advantage for HNOI in the markets we serve. The table includes the country, application number, patent number, and title of each patent, as well as its status.

COUNTRY	APPLN NO	Patent Number	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending

10

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this offering circular before deciding whether to invest in shares of Company’s Common Stock. If any of the following risks occur, our business, financial condition or operating results could be harmed. In that case, you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the investment of Common Stock. You should purchase our Common Stock only if you can afford a complete loss of your investment. You should consider all the risks before buying Company’s Common Stock, which may include:

There are several risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors.” You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in our securities. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:

∙	limited operating history and net losses;
∙	unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
∙	changes in laws, regulations and guidelines;
∙	decrease in demand for hydrogen solutions and systems due to certain research findings, proceedings, or negative media attention;
∙	damage to reputation as a result of negative publicity;
∙	exposure to product liability claims, actions and litigation;
∙	risks associated with product recalls;
∙	product viability;
∙	continuing research and development efforts to respond to technological and regulatory changes;
∙	maintenance of effective quality control systems;
∙	changes to energy prices and supply;
∙	risks associated with expansion into new jurisdictions;
∙	regulatory compliance risks; and
∙	potential delisting resulting in reduced liquidity of our Common Shares.

Risks Related to our Business and Industry

Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. Potential investors should consider that we may be unable to:

1.	Successfully implement or execute our business plan, or that our business plan is sound.
2.	Adjust to changing conditions or keep pace with increased demand.
3.	Attract and retain an experienced management team; or raise sufficient funds in the capital markets to effectuate our business plan, including product development, licensing and approvals.

General Risks

The Company is a Smaller Reporting Company

11

HNOI (as this is the name of the ticker symbol) is a “smaller reporting company.” Investing in our Common Stock involves a high degree of risk.

●	We may be unable to invest the proceeds of this offering on acceptable terms, or at all.

●	We are dependent on our key personnel for our success. The departure of any of our executive officers or key personnel could have a material adverse effect on our business.

●	Our growth depends on external sources of capital, which may not be available on favorable terms or at all.

●	Investors participating in this offering will incur immediate dilution.

It is possible investors may lose their entire investment.

We will be reliant on the proceeds of this offering to expand our operations. We may not be successful in implementing our business strategy or that we will be successful in achieving our objectives. Our prospects for success must be considered in the context of a thinly capitalized company in a highly competitive market. As a result, investors may lose their entire investment.

Market Risks

We may be unable to successfully execute and operate our green hydrogen production projects and such projects may cost more and take longer to complete than we expect.

As part of our vertical integration strategy, the Company is developing and constructing green hydrogen production facilities at locations across the United States and Canada. Our ability to successfully complete and operate these projects is not guaranteed.  These projects will impact our ability to meet and supplement the hydrogen demands for our products and services, for both existing and prospective customers. Our hydrogen production projects are dependent, in part, upon the Company’s ability to meet our internal demand for electrolyzers required for such projects. Electrolyzer demand by external customers may concurrently affect the Company’s ability to meet the internal electrolyzer demand from our hydrogen production projects. The timing and cost to complete the construction of our hydrogen production projects are subject to a number of factors outside of our control and such projects may take longer and cost more to complete and become operational than we expect.

Furthermore, the viability and competitiveness of our green hydrogen production facilities will depend, in part, upon favorable laws, regulations, and policies related to hydrogen production. Some of these laws, regulations, policies are nascent, and there is no guarantee that they will be favorable to our projects. Additionally, our facilities will be subject to numerous and new permitting, regulations, laws, and policies, many of which might vary by jurisdiction. Hydrogen production facilities are also subject to robust competition from well-established multi-national companies in the energy industry. There is no guarantee that our hydrogen production strategy will be successful, amidst this competitive environment.

We will continue to be dependent on certain third-party key suppliers for components in our products. The failure of a supplier to develop and supply components in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production.

We rely on certain key suppliers for critical components in our products, and there are numerous other components for our products that are sole sourced. If we fail to maintain our relationships with our suppliers or build relationships with new suppliers, or if suppliers are unable to meet our demand, we may be unable to manufacture our products, or our products may be available only at a higher cost or after a delay.  In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Furthermore, we may become increasingly subject to domestic content sourcing requirements and Buy America preferences, as required under certain United States federal infrastructure funding sources.  Domestic content preferences and Buy America requirements potential mandate that our Company source certain components and materials from within the United States.  Conformity with these provisions potentially depends upon our ability to increasingly source components or certain materials from within the United States.  An inability to meet these requirements could have a material adverse effect on the Company’s ability to successfully compete for certain projects or awards utilizing federal funds subject to such mandates.

12

The failure of a supplier to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity and cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes.  Any such delays could result in sales and installation delays, cancellations, penalty payments or loss of revenue and market share, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Our products and services face intense competition.

The markets for energy products, including PEM fuel cells, electrolyzers, and hydrogen production are intensely competitive. Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of profitable, commercially viable products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative energy generation in the United States and abroad, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. Well established companies might similarly seek to expand into new types of energy products, including PEM fuel cells, electrolyzers, or hydrogen production.  Additionally, some competitors may rely on other different competing technologies for fuel cells, electrolyzers, or hydrogen production.  We believe our technologies have many advantages. In the near future, we expect the demand for these products – electrolyzers in particular – to largely offset any hypothetical market preference for competing technologies. However, changes in customer preferences, the marketplace, or government policies could favor competing technologies.  The primary current value proposition for our fuel cell customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. Technological advances in alternative energy products, battery systems or other fuel cell, electrolyzer, or hydrogen technologies may make our products less attractive or render them obsolete.

Risks Related to Financing Our Business

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $100,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into a mining excavation operation that could have environmental impacts if not managed properly. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the provincial or federal regulatory environment relating to the extraction, processing and distribution of our products or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

13

Our access to capital will depend upon several factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to operate a mining excavation operation. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all the above factors and will also be affected by our future financial position, results of operations and cash flows. All these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

∙	our cash flow may be insufficient to meet our required principal and interest payments;

∙	we may be unable to borrow additional funds as needed or on favorable terms;

∙	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

∙	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

∙	we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations; and

∙	default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Risks Related to Our Business

HNOI has a limited operating history.

HNOI has limited operating history. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our strategies or otherwise to generate sufficient revenue to continue operations.

During the year ended October 31, 2022, the Company’s total revenue was $34,450, and had a net loss of $1,071,309.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

We are subject to a variety of possible risks that could adversely impact our revenues, results of operations or financial condition. Some of these risks relate to general economic and financial conditions, while others are more specific to us and the carbon emissions industry in which we operate. The following factors set out potential risks we have identified that could adversely affect us. The risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, could also have a negative impact on our business operations or financial condition. See also Statement Regarding Forward-Looking Disclosure.

14

We operate in a highly competitive industry.

The climate and carbon treatment business is highly competitive and constantly changing. Our competitors include not only other large multinational companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the carbon capture space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

 We will need to raise funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We will need to seek funds soon, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to further develop use of methodology, solutions and systems, to attract and retain skilled employees, to successfully position and market the Company, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate operating levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations.

We rely on key personnel.

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff The Company faces intense competition from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and cause us to incur substantial costs.

15

Companies, organizations or individuals, including our competitors, may own or obtain intellectual property or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our concept, which could make it more difficult for us to operate our business. We may receive inquiries from intellectual property owners inquiring whether we infringe their proprietary rights.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core methodology and intellectual property. To accomplish this, we will rely on a combination of intellectual property, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology. Patent, trademark, and trade secret laws vary significantly throughout the world.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures.

If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes, could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•	Our cash flow may be insufficient to meet our required principal and interest payments;
•	We may be unable to borrow additional funds as needed or on favorable terms, or at all;
•	We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;
•	To the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;
•	We may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and
•	Our default under any loan with cross default provisions could result in a default on other indebtedness.

16

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

We may not be able to meet our performance targets and milestones.

From time to time, we communicate to the public certain targets and milestones for our financial and operating performance that are intended to provide metrics against which to evaluate our performance. They should not be understood as predictions or guidance about our expected performance. Our ability to meet any target or milestone is subject to inherent risks and uncertainties, and we caution investors against placing undue reliance on them. See Statement Regarding Forward-Looking Disclosure.

We have limited personal liability.

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Risks Related to Regulation

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular State, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to use other carbon capture methodologies. Depending on the laws of international countries and the States, we might not be able to fully realize our potential to generate profit.

Risks Related to Our Stockholders and Purchasing Shares of Common Stock

Your percentage of ownership may become diluted if we issue new Common Stock or other securities, including shares that are eligible for exchange.

Our board of directors is authorized, without your approval, to cause us to issue additional Common Stock to raise capital through the issuance of Common Stock (including equity or debt securities convertible into Common Stock), and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of our shareholders.

We may be exposed to potential risks relating to our internal control over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company’s internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

17

We have many authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

  Changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
  Fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;
  Changes in market valuations of similar companies;
  Announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
  Variations in our quarterly operating results;
  Fluctuations in related labor cost; and
  Additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

18

THE OFFERING

REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Start-ups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A.” We are relying upon “Tier 2” of Regulation A, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A, we will be required to publicly file annual, semi-annual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	HNO INTERNATIONAL, INC.

Securities offered by us	A maximum of 75,000,000 shares of common stock (the “Common Stock,” or “Common Shares”) at an offering price of $1.00 USD per Common Share.

Common Stock outstanding before the Offering:	409,290,299 Common Shares (based on number of Common Shares outstanding as of March 20, 2023

Common Shares to be Outstanding after the Offering:	484,290,299

Price per Unit:	One Dollar ($1.00) USD.

Maximum Offering:	Seventy-Five Million (75,000,000) shares of our Common Stock (the “Maximum Offering”) by the Company, at an offering price of One Dollar ($1.00) per share (the “Shares”), for total gross proceeds to the Company of Seventy-Five Million Dollars ($75,000,000).

Use of Proceeds:	If we sell all of the Common Stock being offered, our net proceeds (after our estimated commissions, if any, but excluding our estimated Offering expenses and commissions) will be approximately $75,000,000. We will use these net proceeds for our operations, expenses associated with the marketing and advertising of the Offering, working capital, asset acquisition and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

Closings:	The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing.

Termination of the Offering:	We reserve the right to terminate this Offering for any reason at any time prior to the closing.
19

As of March 20, 2023, the Company had 409,290,299 shares of common stock, $.001 par value per share, issued and outstanding out of the 985,000,000 shares of common stock authorized. There are 10,000,000 shares of Series A preferred stock authorized and issued and outstanding.

State the dates on which the Company sold or otherwise issued securities during the last 12 months, the amount of such securities sold, the number of persons to whom they were sold, and relationship of such persons to the Company at the time of sale, the price at which they were sold and, if not sold for cash, a concise description of the consideration. (Exclude bank debt.)

See chart below:

Date of Issuance	Issued To:	Relationship	Number of Shares	Value of Transaction

2/23/2022	Vivaris Capital	Consultant	10,000,000	$.001
12/22/2022	Donald Owens	Chairman	20,000,000	$.001
12/26/2022	HNO Green Fuels	Control person	20,000,000	$.001
12/30/2022	Donald Owens	Chairman	80,000,000	$.001
1/11/2023	Hossein Haririnia	Director and Officer	2,000,000	$.001
1/13/2023	Donald Owens	Chairman	75,000,000	$.001
1/17/2023	William Parker	Director	5,000,000	$.001
1/2/2023	Jasmine Louis	Consultant	500,000	$.001
1/2/2023	Greg Heller	Director and Officer	250,000	$.001
1/2/2023	Paul Mueller	Officer	250,000	$.001
1/2/2023	Hossein Haririnia	Director and Officer	250,000	$.001
1/2/2023	William Parker	Director	100,000	$.001
1/2/2023	Kristina Mabry	Consultant	75,000	$.001
1/2/2023	Brian Hill	Consultant	250,000	$.001
1/2/2023	Malachi Smith	Consultant	75,000	$.001
1/2/2023	Saad Hasan	Consultant	75,000	$.001
1/2/2023	Alison Bedwell	Consultant	75,000	$.001
1/2/2023	Misty Pommier	Consultant	75,000	$.001
1/2/2023	Fernando Godinez	Consultant	25,000	$.001
1/2/2023	Gio Alpuente	Consultant	25,000	$.001
2/1/2023	Donald Owens	Chairman	100,000,000	$.001

20

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. We will use our best efforts to raise a maximum of $75,000,000 for the Company in this offering, minus the offering expenses. The minimum offering threshold is $1,000.00. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($75,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). We anticipate incurring up to $75,000 in offering expenses, including platform and fees (Broker and its affiliates may receive certain fees up to a maximum of 8.5% of the offering proceeds assuming a fully subscribed offering), SEC reporting and compliance, and to maintain our general and administrative functions over the next twelve months. If we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken.

The Use of Proceeds is an estimate based on the Company's current business plan. We may ﬁnd it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $75,000,000.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

We intend to use the net proceeds in the event 25%, 50%, 75% and 100% of the Shares being offered in this Offering are sold as indicated below (without including the approximately $75,000 in offering expenses:

If 100% shares are sold	100%	$75,000,000
Item	Amount	Percentage
Construction of Scalable Green Hydrogen Production farms	$29,000,000	39%
Construction Compact Hydrogen Refueling Systems	$25,900,000	35%
Manufacturing and Commercialization of Diesel Fleet Solutions	$6,100,000	8%
Salaries	$4,400,000	6%
Marketing and Sales	$2,900,000	4%
Research and Development	$6,700,000	9%
Total	$75,000,000	100%

If 75% shares are sold	75%	$56,250,000
Item	Amount	Percentage
Construction of Scalable Green Hydrogen Production farms	$21,750,000	39%
Construction Compact Hydrogen Refueling Systems	$3,300,000	6%
Manufacturing and Commercialization of Diesel Fleet Solutions	$19,425,000	35%
Salaries	$4,575,000	8%
21

Marketing and Sales	$2,175,000	4%
Research and Development	$5,025,000	9%
Total	$56,250,000	100%

If 50% shares are sold	50%	$37,500,000
Item	Amount	Percentage
Construction of Scalable Green Hydrogen Production farms	$14,500,000	39%
Construction Compact Hydrogen Refueling Systems	$2,200,000	6%
Manufacturing and Commercialization of Diesel Fleet Solutions	$12,950,000	35%
Salaries	$3,050,000	8%
Marketing and Sales	$1,450,000	4%
Research and Development	$3,350,000	9%
Total	$37,500,000	100%

If 25% shares are sold	25%	$18,750,000
Item	Amount	Percentage
Construction of Scalable Green Hydrogen Production farms	$7,250,000	39%
Construction Compact Hydrogen Refueling Systems	$1,100,000	6%
Manufacturing and Commercialization of Diesel Fleet Solutions	$6,475,000	35%
Salaries	$1,525,000	8%
Marketing and Sales	$725,000	4%
Research and Development	$1,675,000	9%
Total	$18,750,000	100%

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of October 31, 2022 was $(0.011) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $75,000):

22

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00

Historical net tangible book value per share as of October 31, 2022 (1)	$(0.011)	$(0.011)	$(0.011)	$(0.011)

Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.42	$0.352	$0.265	$0.153

Net tangible book value per share, after this offering	$0.409	$0.341	$0.254	$0.142

Dilution per share to new investors	$(0.591)	$(0.657)	$(0.746)	$(0.858)

(1)	Based on net tangible book value as of October 31, 2022 of $(1,121,640) and 105,265,299 outstanding shares of Common Stock.

(2)	After deducting estimated offering expenses of $75,000. The Company believes that the amount of sales effort and the expense involved will vary according to the amount we can raise because the Company is dependent on its Officers and Directors to raise funds. The Officers and Directors intend to rely heavily on advertising, social media, email campaigns, and other such avenues of communication. Spending more on these items should increase the results of these communications.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with financial statements of HNOI for the years ended October 31, 2022 and 2021, and the notes thereto. Additional information relating to HNOI is available at www.hnointernational.com

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to HNOI or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in HNOI’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. HNOI disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Revenue - for the years ended October 31, 2022 and 2021

For the year ended October 31, 2022, revenue generated from hydrogen engineering services and combustion solutions was $34,450 compared to $0 for the year ended October 31, 2021. The corresponding increase in revenues of $34,450 is mainly attributable to the Company’s ability to secure contracts for hydrogen engineering services and combustion solutions during the current year.

Operating Expenses - for the years ended October 31, 2022 and 2021

23

Operating expenses for the year ended October 31, 2022, were $764,616 compared to $19,821 for the same period in 2021. This is attributable to the Company’s efforts to expand operations, which resulted in increased costs related to contract labor and general and administrative expenses. In 2022, we experienced a significant increase in hiring contract labor to support our Research and Development program. We also expanded our staff to support increased sales and marketing efforts.

Net Loss - for the years ended October 31, 2022 and 2021

Net loss for the year ended October 31, 2022, was $1,592,309 compared to a net loss of $19,821 during the same period in 2021.

General, Administrative, and Operating Expenses - for the years ended October 31, 2022 and 2021

General, Administrative, and Operating expenses were $764,616 for the year ended October 31, 2022, as compared to $19,821 during the same period in 2021. For the year ended October 31, 2022, General and Administrative expenses were $31,027, compared to $19,821 during the same period in 2021. Operating expenses changed due to the Company’s efforts to expand operations, resulting in increased costs related to contract labor and general and administrative expenses.

Liquidity and Capital Resources - for the years ended October 31, 2022 and 2021

The Company's cash balance of $51,109 as of October 31, 2022, combined with the profits from its operations, is not sufficient to maintain operations. Therefore, the Company will need to raise additional funds in the near future to support its operations and growth plans. The Company's cash balance on October 31, 2021, was $0 for a difference of $51,109.

Cash Flow Activities - for the years ended October 31, 2022 and 2021

For the year ended October 31, 2022, the Company added $51,109 to its cash on hand. For the year ended October 31, 2021, the Company added $0 to its cash on hand.

Investing Activities - for the years ended October 31, 2022 and 2021

No investing activities were undertaken during the years ended October 31, 2021 and October 31, 2022.

Financing Activities - for the years ended October 31, 2022 and 2021

For the year ended October 31, 2022, the Company received $620,000 in financing. For the year ended October 31, 2021, the Company received $37,183 in financing.

Going Concern

Our financial statements appearing elsewhere in this offering circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is contingent upon its ability to raise additional capital as required. For the fiscal year ended October 31, 2022, the Company incurred net losses of $40,168,610. Initially, we intend to finance our operations through equity financings.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

There are no external sources of liquidity available to the Company at this time. The Company will need to raise additional capital through equity financings or other means in order to continue operations and meet its obligations. Failure to obtain additional funding could have a material adverse effect on our financial condition and results of operations.

24

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements with any party.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Executive Officers and Directors

The names of our executive officers and directors, as of March 20, 2023, and the positions currently held by each are as follows:

Name	Position	Term of Office
Paul Mueller age 66	President, Chief Executive Officer and Secretary	One (1) year

Hossein Haririnia age 70	Treasurer and Board Member	One (1) year

Donald Owens	Chairman of the Board of Directors	One (1) year
age 70

William Parker age 58	Director	One (1) year

On December 22, 2022, the Board of Directors appointed Hossein Haririnia and William Parker to the Board of Directors effective as of December 22, 2022.

Director Independence

We do not have any independent directors serving on our Board of Directors.

Executive Officers and Directors

Paul Mueller – CEO and President

Paul Mueller brings over 30 years of experience in the Aviation, Aerospace, and Defense industries, holding CEO and P&L leadership positions since 2007. Paul’s last position was as CEO of AirTech, Inc., a $95M revenue business operating special mission surveillance aircraft in support of government missions. Prior to AirTech, Paul served as the Vice President of Government Solutions at Bristow Group, where he created and implemented a new business diversification strategy, generating a $1.5B revenue pipeline.

Earlier in his career, Paul served as the Vice President for a $900M revenue division of Raytheon. He served as Vice President and General Manager of a Division of ITT Electronic Systems. He grew the business from a $65M revenue company – which was operating at a loss – and to $750M revenue with 30% operating margin in just 36 months. Paul started his career as a U.S. Marine Corps Infantry Officer where he learned his team building and leadership skills, a cornerstone of his success.

25

Hossein Haririnia - MBA, CPA, CGFM- Treasurer and Director

Hossein Haririnia oversees the financial functions of HNO International. He provides technical assistance to the President on corporate-level decision-making. Before that, as a Chief Financial Officer, he managed financials for for-profit and nonprofit organizations. He also assisted in budget and cost proposal presentations for companies in countries, including Iran, Turkey, Dubai, Azerbaijan, and China.

Mr. Haririnia has managed multi-million dollar budget preparations for government entities such as NASA, the US Department of Labor (DOL), and the US Department of Transportation(DOT). He has supervised a team of accounting staff and has served as an auditor and fraud examiner.

Donald Owens- Chairman of the Board of Directors

Donald Owens is an expert in Hydrogen Combustion Technology which aims to reduce engine emissions and improve performance. Mr. Owens has dedicated the last decade to creating a customized hydrogen solution that would become broadly applicable- the LeefH2, securing 19 patents. He has personally tested and verified his technology in laboratories approved by the U.S. Environmental Protection Agency. Previously, Mr. Owens’ was CEO of Business Internet Systems (BIS). In the late ’00s, he launched a first-of-a-kind online platform that serviced the major business card printing needs of the US Congress, Branches of The Executive Office, and The Department of State. He also spearheaded early web and networked database optimization for massive clients such as the US Census Bureau. He began his career as a patent attorney for Western Electric and Bell Labs after attaining his law degree from Georgetown University. Prior to that, he received an engineering degree at General Motors Institute (now Kettering University).

William Parker - Director

William Parker has spent 28 years in the ATM industry with vast ATM technology knowledge and IT/Communications experience it totals over 39 years combined. After attending The University of the District of Columbia on an athletic scholarship majoring in Electronic/ Computer Engineering, he continued his education at an Electronic Technology Certified School developed by George Washington University (TEC – Technical Education Center). As the Principal and Co-Founder of Alliant ATM Services, Mr. Parker oversees the business operations of the company and is responsible for the ATM Service & Maintenance division, business development and project installation scheduling and coordination. Alliant ATM Services, is a certified minority-owned Corporation located in Annapolis, MD that specialize in the placement, installation, service and sell of cash dispensing Automated Teller Machines (ATMs) as well as Merchant Credit Card Services in the Washington DC Metropolitan Area. Alliant ATM Services is built on a solid foundation of vision, integrity, and honesty and is an Independent Sales Organization (ISO/ESO) and recently have became partnering agents with Alliant Merchant Services. William brings his tireless drive and work ethic to the business creating both opportunity and vision.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

26

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Family Relationships

There are no additional family members serving as Officers and Directors of the Company.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons was:

1)	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

27

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this offering circular have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of October 31, 2022 due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company’s internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, such as a Chief Financial Officer, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.	As of October 31, 2022, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices. Further, the Board of Directors does not currently have any independent members and no director qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness.

2.	As of October 31, 2022, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of October 31, 2022, based on the criteria established in “INTERNAL CONTROL-INTEGRATED FRAMEWORK” issued by the COSO.

28

Change in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This offering circular does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

EXECUTIVE COMPENSATION

The table below summarizes all compensation paid to our officers and directors for our last completed fiscal year October 31, 2022*.

OFFICER AND DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Mueller, President, CEO and Secretary(1) 2022	40,000	-0-	-0-	-0-	-0-	-0-	40,000
2021	-	-	-	-	-	-	-
Hossein Haririnia, Treasurer(1) 2022	114,000	-0-	-0-	-0-	-0-	-0-	114,000
2021	-	-	-	-	-	-	-
Donald Owens Chairman of the Board of Directors (2) (3) 2022	-0-	-0-	-0-	-0-	-0-	-0-	-0-
2021	-	-	-	-	-	-	-
Wilhelm Cashen, former officer and director (1) (2) 2022	-0-	-	-0-	-0-	-0-	-0-	-0-
2021	-	-	-	-	-	-	-
Douglas Anderson, former officer and director 2021	-0-	$95,000	-0-	-0-	-0-	-0-	$95,000

29

(1)	On August 22, 2022, the Company accepted the resignations from Wilhelm Cashen as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Cashen’s resignations, the Company appointed Paul Mueller as the Company’s President, Chief Executive Officer and Secretary. Also, on this date, Hossein Haririnia was appointed Treasurer.
(2)	On December 1, 2021, the Company accepted the resignation from Donald Owens as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Effective on the same date to fill the vacancies created by Mr. Owens’ resignation, the Company appointed Wilhelm Cashen as the Company’s President, Chief Financial Officer, Treasurer and Secretary. These resignations were not the result of any disagreement with Company on any matter relating to Company’s operations, policies or practices. Donald Owens will continue to serve as Chairman of the Board of Directors of the Company. At this time, no one has been chosen to fill the vacancy of Chief Executive Officer left by the resignation of Mr. Owens. In addition, effective December 1, 2021, the Board of Director appointed Wilhelm Cashen as a member of the Board of Directors. The Board of Directors now consists of Wilhelm Cashen and Donald Owens.
(3)	On April 30, 2021, the Company accepted the resignation from Douglas Anderson as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Anderson’s resignations, the Company appointed Donald Owens as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors.

* On December 22, 2022, the Board of Directors appointed Hossein Haririnia and William Parker to the Board of Directors effective as of December 22, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

During the years ended October 31, 2022, and October 31, 2021, the Company accounted $15,758 and $0, respectively in accrued interest in connection with these notes in the accompanying financial statements.

As of October 31, 2022, and October 31, 2021, these current and long-term notes payable had an outstanding balance of $1,210,000 and $0, respectively.

30

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following sets forth the number of shares of our $0.001 par value common stock beneficially owned by (i) each person who, as of March 20, 2023, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officer and Director as a group. A total of 409,290,299 common shares were issued and outstanding as of March 20, 2023.

Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage of Class (2)
Officers and Directors
Paul Mueller CEO, President and Secretary	250,000 -0-	Common Stock Series A Preferred Stock	.06% --
Hossein Haririnia Treasurer and Director	2,250,000 -0-	Common Stock Series A Preferred Stock	.55% --
Donald Owens (Chairman of the Board of Directors)	275,000,000 10,000,000	Common Stock Series A Preferred Stock	67.19% 100%
William Parker Director	5,100,000 -0-	Common Stock Series A Preferred Stock	1.25% --
All Officers & Directors as a group (4 persons)	282,600,000 10,000,000	Common Stock Series A Preferred Stock	69.05% 100%
5% Principal Stockholders
HNO Green Fuels, Inc. (3)	115,000,000	Common Stock	28.10%

(1)	Unless otherwise noted, the address of the reporting person is c/o HNO International, Inc., 41558 Eastman Drive, Suite B, Murrieta, CA 92562.
(2)	Based on 409,290,299 shares of common stock and 10,000,000 shares of Series A Preferred Stock outstanding as of March 20, 2023.
(3)	Address: 42309 Winchester Road, Temecula, CA 92590. Donald Owens has voting and dispositive control over HNO Green Fuels, Inc.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is One Billion (1,000,000,000) shares of capital stock, consisting of Nine Hundred Eighty-Five Million (985,000,000) shares of Common Stock, $0.001 par value and Fifteen Million (15,000,000) shares of Preferred Stock, $0.001 par value (the “Preferred Stock”) authorized. There are currently 10,000,000 Series A Preferred Stock outstanding.

31

COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $001.

As of March 20, 2023, October 31, 2022 and October 31, 2021, the Company had 409,290,299, 105,265,299 and 95,265,299 shares of common stock issued and outstanding, respectively.

The following summary description of the common stock of HNO International, Inc. (“we”, “our” or “us”) is based on the provisions of our articles of incorporation as amended (“Articles of Incorporation”), as well as our bylaws (“Bylaws”), and the applicable provisions of the Nevada Revised Statutes (“Nevada Law”). This information is qualified entirely by reference to the applicable provisions of our Articles of Incorporation, Bylaws and Nevada Law.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights.

Dividend Rights

Subject to the terms of any then outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by our board of directors out of funds legally available therefor.

Liquidation Rights

Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available, if any, for distribution to shareholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of any then outstanding shares of preferred stock.

Other Matters

Holders of our common stock have no redemption, conversion or preemptive rights. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of outstanding preferred stock and preferred stock that we may issue in the future.

All of our outstanding shares of common stock are fully paid and nonassessable.

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

32

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Transfer Agent

Our transfer agent is Pacific Stock Transfer. The address for our transfer agent is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119 and its phone number is 702-361-3033. Our transfer agent is registered with the Securities and Exchange Commission.

PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $001.

Series A Preferred Stock

There are 10,000,000 shares authorized as Series A preferred stock, par value $001.

On October 14, 2019, the Board of Directors designated a series of preferred stock titled Series A Preferred Stock consisting of 10,000,000 shares.

On November 10, 2021, the Company filed an amendment to the Series A preferred stock certificate of designation filed October 14, 2019. The board of directors and sole shareholder approved this amendment on October 26, 2021. The amendment designated the same authorization consisting of 10,000,000 shares with par value of $.001. There is currently no market for the shares of Series A Preferred Stock and they cannot be converted into shares of common stock of the Company. The shares have voting rights of 55 common shares for every one share of Series A. The Preferred Series A do not contain any rights to dividends; have no liquidation preference; and have no redemption or sinking fund provisions.

As of March 20, 2023, October 31, 2022 and October 31, 2021, the Company had 10,000,000, 5,000,000 and 10,000,000 shares of Series A preferred stock issued and outstanding, respectively. All such shares are titled to Donald Owens.

Indebtedness.

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022.

33

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

During the years ended October 31, 2022, and October 31, 2021, the Company accounted $15,758 and $0, respectively in accrued interest in connection with these notes in the accompanying financial statements.

As of October 31, 2022, and October 31, 2021, these current and long-term notes payable had an outstanding balance of $1,210,000 and $0, respectively.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

Dividend Policy

We will not distribute cash to our Common Stock shareholders until Company generates net income. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Markets (“OTC”) under the symbol “HNOI.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

34

	Fiscal Year Ended October 31, 2022		Fiscal Year Ended October 31, 2021
	High	Low	High	Low
First Quarter	$5.27	$4.50	$2.25	$2.25
Second Quarter	5.00	5.00	2.25	2.25
Third Quarter	5.00	5.00	2.25	2.25
Fourth Quarter	$5.00	$1.82	$6.00	$2.25

The closing sales price of the Company’s common stock as reported on March 17, 2023, was $2.02 per share.

Holders

As of March 20, 2023, there were approximately 264 record holders of our common stock and there are shares of our common stock outstanding.

PLAN OF DISTRIBUTION

We are offering a maximum of 75,000,000 shares of Common Stock the public at a price of $1.00 per share on a “best efforts” basis. The shares are being offered in the United States pursuant to Regulation A under the Securities Act, in certain provinces of Canada on a private placement basis pursuant to exemptions from the prospectus requirements under applicable Canadian law, and in jurisdictions outside the United States and Canada on a basis which does not require qualification or registration of such securities.

We plan to market the securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform.

Our Offering will expire on the first to occur of (a) the sale of all 75,000,000 shares of Common Stock offered hereby, and (b) one (1) year from the initial qualification date. This will be a continuous offering which commences within two calendar days after the qualification date, will be offered on a continuous basis, may continue to be offered for a period in excess of 30 days from the date of initial qualification, and will be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, wire or check.

In order to invest you will be required to subscribe to the Offering at a minimum of $1,000 and agree to the terms of the Offering and the subscription agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

35

ADDITIONAL INFORMATION ABOUT THE OFFERING

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Broker will have up to three days to ensure all the documentation is complete. Broker will generally review all subscription agreements on the same day, but not later than forty-eight hours after the submission of the subscription agreement.

All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by McMurdo Law Group, LLC, New York, NY.

EXPERTS

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular include the material provisions of any contract or other document that is filed as an exhibit to the Offering Statement, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic

36

reports and other information with the SEC pursuant to the Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Murrieta, CA, on March 22, 2023.

HNO INTERNATIONAL, INC.

By:	/s/ Paul Mueller
Name: Paul Mueller
Title: Chief Executive Officer, President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Paul Mueller
Name:	Paul Mueller
Title:	Chief Executive Offer, President

March 22, 2023

By:	Hossein Haririnia
Name:	Hossein Haririnia
Title:	Treasurer and Director

March 22, 2023

By:	Donald Owens
Name:	Donald Owens
Title:	Chairman

March 22, 2023

By:	William Parker
Name:	William Parker
Title:	Director

March 22, 2023

37

PART III - EXHIBITS

Exhibit No.	Description
EX1A-2A	Certificate of Incorporation, as amended.
EX1A-2B	Amended and Restated Bylaws
EX1A-4A	Form of Subscription Agreement
EX1A-6A	Patent Purchase Agreement dated January 24, 2023
EX1A-11A	Consent of BF Borgers CPA PC
EX1A-12A	Opinion of McMurdo Law Group, LLC*

* To be filed by amendment.

38

INDEX TO FINANCIAL STATEMENTS

HNO INTERNATIONAL, INC.

October 31, 2022

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of HNO International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HNO International, Inc. as of October 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2022

Lakewood, CO

March 20, 2023

F-2

HNO INTERNATIONAL, INC. BALANCE SHEETS

	October 31,	October 31,
	2022	2021

ASSETS
Current Assets
Cash	$51,109	$—
Due from related party	56,392	—
Total Current Assets	107,501	—

Other Assets
Security deposits	6,800	—
Total Other Assets	6,800	—
TOTAL ASSETS	$114,301	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	$—	$1,932
Accrued interest payable	14,725	—
Notes payable, related party	620,000	—
Related party note payable	—	37,183
Total Current Liabilities	634,725	39,115

Long Term Notes Payable	590,000	—
Total Liabilities	1,224,725	—

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
5,000,000 and 10,000,000 Series A shares issued and outstanding as of October 31, 2022 and October 31, 2021, respectively	5,000	10,000
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 105,265,299 and 95,265,299 shares issued and outstanding as of October 31, 2022 and October 31, 2021, respectively	105,265	95,265
Stock subscription receivable	(10,000)	—
Additional paid-in capital	38,957,921	38,952,921
Accumulated deficit	(40,168,610)	(39,097,301)
Total Stockholders’ Deficit	(1,110,424)	(39,115)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$114,301	$—

The accompanying notes are an integral part of these financial statements.

F-3

HNO INTERNATIONAL, INC. STATEMENT OF OPERATIONS

	For the Year ended October 31,
	2022	2021

Revenue	$34,450	$—
Cost of goods sold	(27,692)	—
Gross Profit	6,758	—

Operating expenses
Advertising and Marketing	4,250	—
Contract labor	729,339	—
General and administrative expenses	31,027	19,821
Interest expense	14,651	—
Legal and accounting fees	64,237	22,111
Professional fees	—	91,000
Payroll expenses	149,617	—
Rent	34,400	—
Travel expenses	50,106	—
Vehicle expenses	440	—
Total Operating Expenses	1,078,067	132,932

Loss from Operations	$(1,071,309)	$(132,932)
Net Loss	$(1,071,309)	$(132,932)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.01)	(0.00)
Weighted average number of common shares outstanding - basic and diluted	100,230,066	92,692,696

The accompanying notes are an integral part of these financial statements.

F-4

HNO INTERNATIONAL, INC. STATEMENTS OF STOCKHOLDERS' DEFICIT For the Year Ended October 31, 2022 and October 31, 2021
	Series A Preferred Stock		Common Stock		Stock	Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
Balance at October 31, 2020	10,000,000	$10,000	265,299	$265	$4,000	$(4,000)	$38,952,245	$(38,964,369)	$(1,859)
Shares issued for payable	—	—	4,000,000	4,000	(4,000)	4,000	(4,000)	—	—
Shares issued for consulting services to a related party	—	—	100,000,000	100,000	—	—	—	—	100,000
Cancellation of shares			(9,000,000)	(9,000)	—	—	—	—	(9,000)
Contributed capital	—	—	—	—	—	—	4,676	—	4,676
Net loss for the year ended October 31, 2021	—	—	—	—	—	—	—	(132,932)	(132,932)
Balance at October 31, 2021	10,000,000	$10,000	95,265,299	$95,265	$—	$—	$38,952,921	$(39,097,301)	$(39,115)

Shares issued for acquisition	—	—	20,000	20	—	—	(10)	—	10
Shares issued for consulting services	—	—	10,000,000	10,000	—	(10,000)	—	—	—
Shares cancelled for cancellation of acquisition	—	—	(20,000)	(20)	—	—	10	—	(10)
Series A Preferred Stock returned to treasury	(5,000,000)	(5,000)	—	—	—		5,000	—	—
Net loss for the year ended October 31, 2022	—	—	—	—	—	—	—	(1,071,309)	(1,071,309)
Balance at October 31, 2022	5,000,000	$5,000	105,265,299	$105,265	$—	$(10,000)	$38,957,921	$(40,168,610)	$(1,110,424)

The accompanying notes are an integral part of these financial statements.
F-5

HNO INTERNATIONAL, INC. STATEMENT OF CASH FLOWS

	For the Year Ended October 31,
	2022	2021

Cash Flow from Operating Activities
Net loss for the period	$(1,071,309)	$(132,932)

Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	—	95,000
Changes in operating assets and liabilities:
Increase (Decrease) in accounts payable	(1,932)	73
(Increase) Decrease in due from related party	(56,392)	—
(Increase) Decrease in security deposit	(6,800)	—
Increase (Decrease) in accrued interest payable	14,725	—
Net Cash Used in Operating Activities	(1,121,708)	(37,859)

Cash Flows from Financing Activities
Proceeds from related party notes payable	1,210,000	—
Repayment of related party note payable	(37,183)	—
Common stock issued for payable	—	(4,000)
Proceeds from related party	—	37,183
Contributed capital	—	4,676
Net Cash Provided by Financing Activities	1,172,817	37,859

Net increase (decrease) in cash	51,109	—
Cash at beginning of period	—	—
Cash at end of period	$51,109	$—

Supplemental Disclosure of Interest and Income Taxes Paid:
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Issuance of common stock for payable	$—	$4,000
The accompanying notes are an integral part of these financial statements.
F-6

HNO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2022

Note 1 – Organization and basis of accounting

Organization

HNO International, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2005 under the name American Bonanza Resources Limited. On August 4, 2009, the Company acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company, in April 2009. On March 19, 2009, the Company changes its name to Clenergen Corporation. On July 8, 2020, the Company changed its name to Excoin Ltd. and on August 31, 2021, the Company changed its name to HNO International, Inc. its current name.

The Company focuses on systems engineering design, integration, and product development for the generation of green hydrogen based solutions to help businesses and communities decarbonize in the near term. For over a decade, the Company’s management has developed innovative hydrogen systems that create, store, and distribute green hydrogen at low costs, and foster emissions reductions.

The global green hydrogen market was valued at $0.3 billion in 2020 and is expected to grow to $9.8 billion by 2028, representing a 54.7% CAGR. The Company is uniquely positioned to be a significant player in this growth.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to OTC Markets Alternative Reporting Standard.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Property and equipment

F-7

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 4-12 years.

Adoption of Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

At October 31, 2022, we had a deficit of $40,168,610, compared to a deficit of $39,097,301 at October 31, 2021. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 4 – Related party transactions

On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000.

During the year ended October 31, 2020 and October 31, 2019, Custodian Ventures, LLC paid a total of $10,104 of expenses on behalf of the Company for payment of registration, accounting and legal fees. This loan was unsecured, non-interest bearing, and had no specific terms for repayment. During the year ended October 31, 2020, $10,104 was forgiven by Custodian Ventures LLC and the Company has recorded it as additional paid in capital.

During the year ended October 31, 2020 and six months ended April 30, 2021, Douglas Anderson, the Company’s former Chief Executive Officer, contributed $38,976 and $4,676 in cash to pay for operating expenses, respectively. This has been recorded as additional paid-in capital.

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022.

F-8

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of September 29, 2023.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of October 20, 2023.

During the years ended October 31, 2022, and October 31, 2021, the Company accounted $15,758 and $0, respectively in accrued interest in connection with these notes in the accompanying financial statements.

As of October 31, 2022, and October 31, 2021, these current and long-term notes payable had an outstanding balance of $1,210,000 and $0, respectively.

Due from Related Party

The Company loaned money to HNO Hydrogen Generators, a related party whose CEO is also the Chairman of the Company's Board of Directors. As of October 31, 2022 and 2021, the Company had a receivable of $56,392 and $0, respectively, from HNO Hydrogen Generators. This receivable is unsecured, non-interest bearing, and due on demand. The Company expects to collect the receivable amount.

Note 5 – Convertible Notes Payable

On December 15, 2021, the Company issued a convertible note payable in the amount of $20,000. This note bears an interest rate of 1% per annum and is due on demand.

The note is convertible into shares of the Company's common stock at a discount price of twenty percent (20%) per share of the current market value or trading value, using a Basic Conversion Factor (BCF) specified in the note. The Noteholder has the option to convert the entire principal balance outstanding into common stock within one year from the date of execution of this note.

On August 8, 2022, this note was repaid in full by the Company with $20,000 in cash. As of October 31, 2022, the Company had no convertible notes payable outstanding.

Note 6 – Common stock

The Company is authorized to issue 985,000,000 shares of common stock, par value $001.

Stock Issued

On December 9, 2020, the Company issued 95,000,000 shares of common stock to Douglas Anderson for consulting services totaling $95,000. Subsequently, in a private transaction the 95,000,000 shares of Common Stock were transferred to were transferred to HNO Green Fuels Inc., a Nevada corporation, of which Donald Owens is Chief Executive Officer/control person.

F-9

On December 9, 2020, the Company issued 5,000,000 shares of common stock to Eden Capital LLC for consulting services totaling $5,000. On September 22, 2021, these shares were returned to the company and cancelled due to new management and these consulting services no longer required.

On September 20, 2020, the Company entered into a consulting agreement with DWC, LLC. Pursuant to the terms of the consulting agreement DWC, LLC is to receive 4,000,000 restricted shares of the Company’s common stock in exchange for corporate consulting services to be performed. In addition, DWC, LLC has agreed to pay par value of the shares. As of the year ended October 31, 2020, these shares had not yet been issued and were recorded as a stock payable and payment of par value of the shares was recorded as a stock subscription receivable. On December 9, 2020, these shares were issued. On October 14, 2021, these shares were returned to the Company and cancelled due to new management and these consulting services no longer required.

On November 13, 2021, Company entered into a Share Exchange Agreement by and between Company and Donald Owens (the “Share Exchange Agreement”), who was the sole shareholder of HNO Hydrogen Generators, Inc., owning 10,000 shares of common stock, par value $0.001 per share, of HNO Hydrogen Generators, Inc. (the “HNO Delaware Shares”); pursuant to which the Company agreed to acquire the HNO Delaware Shares from Mr. Owens in exchange for the issuance by the Company to Mr. Owens of 20,000 shares of common stock, par value $0.001 per share, of the Company. The Share Exchange Agreement and the transactions set forth therein were approved by the Company’s Board on November 13, 2021 and transactions closed on the same day, at which time HNO Hydrogen Generators, Inc., became a wholly owned subsidiary of the Company.

On August 22, 2022, the Company entered into a Termination of Share Exchange Agreement by and between the Company and Donald Owens, pursuant to which both parties agreed to cancel the Share Exchange Agreement dated November 13, 2021. Mr. Owens’ 20,000 shares of common stock were returned to the Company for cancellation and the 10,000 HNO Delaware Shares were returned to Mr. Owens. HNO Hydrogen Generators, Inc. is no longer a wholly owned subsidiary of the Company.

Stock Receivable

On March 31, 2022, the Company issued 10,000,000 shares of common stock Vivaris Capital, LLC in exchange for $10,000 cash consideration. However, Vivaris Capital, LLC have not paid for the shares, and the Company has been unsuccessful in its attempts to collect the funds or have the shares returned.

As of October 31, 2022 and October 31, 2021, the Company had 105,265,299 and 95,265,299 shares of common stock issued and outstanding, respectively.

Note 7 – Preferred Stock

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $001.

Series A Preferred Stock

The Company has designated 10,000,000 shares of Series A preferred stock, par value $0.001. On October 14, 2019, the Company issued 10,000,000 shares of the Series A preferred stock to Custodian Ventures LLC, the company controlled by David Lazar, the Company’s former Chief Executive Officer for forgiveness of related party debt totaling $10,000. Subsequently, in private transactions the 10,000,000 shares of Series A Preferred were transferred. On August 16, 2022, Wilhelm Cashen, the Company’s former Chief Executive Officer, returned his 5,000,000 Series A preferred stock to the Company’s treasury. As of October 31, 2022, 5,000,000 shares are titled to Donald Owens.

As of October 31, 2022 and October 31, 2021, the Company had 5,000,000 and 10,000,000 shares of preferred stock issued and outstanding, respectively.

F-10

Note 8 – Income Taxes

For the year ended October 31, 2022, the Company has incurred net losses and therefore, it has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $40,168,610 at October 31, 2022 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes as follows:

	For the year ended October 31, 2022	For the year ended October 31, 2021

Income tax expense (benefit) at statutory rate	(224,975)	(27,916)
Change in valuation allowance	224,975	27,916
Income tax expense	—	—

Net deferred tax assets consist of the following components as of October 31, 2022 and 2021:

	October 31, 2022	October 31, 2021
Gross deferred tax asset	8,435,408	8,177,883
Valuation allowance	(8,435,408)	(8,177,883)
Net deferred tax asset	—	—

Due to the change in ownership, provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $40,168,610 for federal income tax reporting purposes could be subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of October 31, 2022.

Note 9 – Subsequent Events

Subsequent to October 31, 2022, the Company entered into Stock Subscription Agreements with Donald Owens, the Company’s Chairman of the Board of Directors, (“purchaser”) whereby the Company privately sold a total of 275,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $275,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $275,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

Subsequent to October 31, 2022, the Company entered into a Stock Subscription Agreement with William Parker, a member of the Company’s Board of Directors, (“purchaser”) whereby the Company privately sold a total of 5,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $5,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $5,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

F-11

Subsequent to October 31, 2022, the Company entered into a Stock Subscription Agreement with Hossein Haririnia, the Company’s Treasurer and member of the Board of Directors, (“purchaser”) whereby the Company privately sold a total of 2,000,000 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $2,000. The purchaser is an “accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). The $2,000 in proceeds from the sale of common stock will be used for operating capital. The shares are ‘restricted securities’ under Rule 144 of the Securities Act.

The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and was settled in full on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 2, 2023, the Company’s Board of Directors approved the issuance of 2,025,000 shares of our common stock in exchange for services rendered to the Company. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 4, 2023, the Board of Directors and a majority of the Company’s stockholders approved the proposal to increase the number of shares of capital stock that the Company is authorized to issue to 1,000,000,000. On January 6, 2023, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada to increase the total authorized capital from 510,000,000 shares to 1,000,000,000 shares consisting of 985,000,000 shares of common stock, par value $0.001, and 15,000,000 shares of preferred stock, par value $0.001.

On January 24, 2023, the Company took a step in creating an intellectual property portfolio by entering into a Patent Purchase Agreement with Donald Owens, the Company's Chairman of the Board of Directors.

Under the terms of the Patent Agreement, Mr. Owens agreed to sell to the Company the patents listed in the table below, in exchange for the issuance of 5,000,000 shares of the Company's Series A Preferred Stock. These patents are related to hydrogen supplemental systems for on-demand hydrogen generation for internal combustion engines and a method and apparatus for increasing combustion efficiency and reducing particulate matter emissions in jet engines.

F-12

Please find the details of the patents acquired in the table below:

COUNTRY	APPLN NO	Patent Number	TITLE	STATUS
US	13/844,267	8,757,107	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	13/922,351	9,453,457	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	14/016,388	9,476,357	METHOD AND APPARATUS FOR INCREASING COMBUSTION EFFICIENCY AND REDUCING PARTICULATE MATTER EMISSIONS IN JET ENGINES	Issued
US	14/326,801	9,267,468	HYDROGEN SUPPLEMENTAL SYSTEM FOR ON-DEMAND HYDROGEN GENERATION FOR INTERNAL COMBUSTION ENGINES	Issued
US	17/047,041	10,920,717	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
AUSTRALIA	2019405749	2019405749	HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY AND REDUCING EMISSIONS OF INTERNAL COMBUSTION AND/OR DIESEL ENGINES	Issued
CHINA	201980092511.1		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
EUROPE	19900413.6.		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending
JAPAN	2021-535288		HYDROGEN PRODUCING SYSTEM AND DEVICE FOR IMPROVING FUEL EFFICIENCY	Pending

F-13